Exhibit 99.CERT 12(b)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and in connection with the attached Report of Excelsior Venture Partners III, LLC, a Delaware limited liability company (the “registrant”) on Form N-CSR to be filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of the registrant does hereby certify that, to the best of such officer’s knowledge:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of, and for, the period presented in the Report.

/s/ Robert Conti
Date: January 9, 2017	Robert Conti
Chief Executive Officer and President
(Principal Executive Officer)

/s/ John M. McGovern
Date: January 9, 2017	John M. McGovern
Treasurer
(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.